UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K

                                  CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of The
                           Securities Exchange Act of 1934

January 2, 2007
Date of Report (Date of Earliest Event Reported)


 SunTrust Alternative Loan Trust 2006-1F
(Exact name of issuing entity as specified in its charter)


 SunTrust Mortgage, Inc.
(Exact name of Sponsor as specified in its charter)


 Bear Stearns Asset Backed Securities I LLC
(Exact name of Depositor as specified in its charter)


New York              333-131374-01             54-2196956
(State or Other       (Commission               54-2196957
Jurisdiction of        File Number)             54-2196958
Incorporation)                                 (IRS Employer
                                                Identification No)



c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                          21045
(Address of Principal Executive Offices)             (Zip Code)


(410) 884-2000
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))



Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

         On or about January 2, 2007, a special servicing agreement dated as of January 2, 2007 (the "Special Servicing Agreement") was entered into by and among SunTrust Mortgage, Inc., as Sponsor, Seller and Servicer
(the "Servicer"), Credit-Based Asset Servicing and Securitization LLC ("C-BASS"), as Holder of certain Subordinate Certificates (the "Subordinate Certificateholder"), and Litton Loan Servicing LP (the "Special Servicer"), an affiliate of the Subordinate Certificateholder. The Special Servicing Agreement was acknowledged and agreed to by HSBC Bank USA, National Association, as trustee (the "Trustee"), Bear Stearns Asset Backed Securities
I LLC, as depositor (the "Depositor"), and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") of the SunTrust Alternative Loan Trust 2006-1F Mortgage Pass-Through Certificates, Series 2006-1F (the "Series"). For a description of the material terms of the Special Servicing Agreement, see Item
6.02 below.

            Capitalized terms used but not otherwise defined herein will have the meaning given to such terms in the Pooling and Servicing Agreement dated as of May 1, 2006 (the "Agreement"), as amended by Amendment No. 1 dated as of May 1, 2006 ("Amendment No. 1" and together with the Agreement, the "Pooling and Servicing Agreement"), among the Depositor,
Wells Fargo Bank, N.A. as Securities Administrator and Master Servicer, the Servicer, and HSBC Bank USA, National Association, as Trustee. The Agreement and Amendment No. 1 were filed with the Securities and Exchange Commission, respectively, with current reports on Form 8-K.



Section 6 - Asset-Backed Securities

Item 6.02 - Change in Servicer or Trustee.

            On or about January 2, 2007 (the "Effective Date"), the Servicer appointed the Special Servicer to serve as special servicer of the Mortgage Loans pursuant to the Special Servicing Agreement. The Special Servicing Agreement provides for, among other things, the special servicing of any Mortgage Loan included in the Series that as of the first day of each Fiscal Quarter is delinquent in payment by 90 days or more, or is an REO property (each a "Distressed Mortgage Loan"), and in such capacity will be treated as a Servicer under the Pooling and Servicing Agreement. In addition, once a Mortgage Loan is transferred to the Special Servicer, that Mortgage Loan will continue to be primarily serviced by the Special Servicer even if it is returned to performing status. The Special Servicing Agreement is attached hereto as Exhibit 99.1.

            The Special Servicer shall net its servicing fee on all collections remitted to the Servicer. Any monthly fee paid to the Special Servicer shall not exceed one-twelfth of the product of (a) the Minimum Servicing Fee Rate and (b) the Scheduled Principal Balance of such Distressed Mortgage Loan.

Litton Loan Servicing LP

         The information set forth in the following paragraphs has been provided by Litton.

         Litton, a Delaware limited partnership and a wholly owned subsidiary of C-BASS, will act as the Special Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Each of MGIC Investment Corporation and Radian Group Inc. own an approximate 46% interest in C-BASS. The Special Servicer was formed in December 1996 and has been servicing mortgage loans since such time. As of September 30, 2006, the Special Servicer employed approximately 1,039 individuals. The main office of the Special Servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The Special Servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $56.2 billion as of September 30, 2006. Most of the mortgage loans in the Special Servicer's servicing portfolio are either subprime mortgage loans or subperforming mortgage loans. The Special Servicer is servicing in excess of 200 securitizations for C-BASS and various third parties.

         Fitch assigned the Special Servicer its RSS1 residential Special Servicer rating on November 16, 1999 and reaffirmed that rating in December 2006. The rating is based on the Special Servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest Special Servicer rating attainable from Fitch which reflects the Special Servicer's proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

         In January 2001, Fitch assigned the Special Servicer its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in December 2006. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the Special Servicer's loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on the Special Servicer's focus on early collection and loss mitigation.

         In March 2001, Moody's Investors Service, Inc. assigned the Special Servicer its top servicer quality rating (SQ1) as a primary servicer of subprime mortgage loans, second liens and as a Special Servicer and reaffirmed that rating in November 2006. The rating is based on the Special Servicer's ability as a servicer and the stability of its servicing operations.

         In April 2001, S&P raised the Special Servicer's ranking from "Above Average" to "Strong" for both its residential special and subprime servicing categories and reaffirmed that rating in March 2006. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on the Special Servicer's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

         As of the date of this Form 8-K, each of the ratings described above remains in effect with respect to the Special Servicer.

         From time to time the Special Servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the Special Servicer's current portfolio. The Special Servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

         On December 1, 2004, the Special Servicer and C-BASS closed a transaction with The Provident Bank, pursuant to which the Special Servicer acquired the mortgage servicing rights on a portfolio of mortgage loans with an aggregate principal balance of approximately $8.5 billion in conjunction with C-BASS's acquisition of residual mortgage-backed securities relating to certain of such loans.

         Once the Special Servicer starts servicing a mortgage loan it begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. The Special Servicer's servicing system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of the Special Servicer as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate service representative.

         The Special Servicer utilizes its proprietary technology to identify high severity assets and develops specific loss mitigation strategies to apply to those assets. As mortgage loans become delinquent, the Special Servicer first tries to determine whether the mortgagor is facing a short term or long term series of issues that created the default. If the default is created by a short term issue, repayment plans or forbearance agreements may be negotiated so that the default can be cured over the plan's specified period. However, if a long term issue exists, the mortgage loan is referred to the Special Servicer's loss mitigation department. If the mortgagor has experienced a long-term event but wishes to continue to reside in the home, to the extent permitted under the Pooling and Servicing Agreement, a modification of the mortgage loan may be pursued. The modification, if permitted, may include some or all of the following: a decrease in the mortgage interest rate, an extension of the term of the mortgage, a reduction in certain amounts owed (including unpaid principal or advances) and/or the capitalization of any past due amounts. Consistent with the terms of the Pooling and Servicing Agreement, the Special Servicer may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any borrower if in the Special Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the certificateholders. If the borrower either does not want to make or does not have the ability to make monthly payments on the mortgage loan, the Special Servicer will attempt to pursue programs such as short sales or a deed in lieu of foreclosure. These programs are designed to assist the borrower in liquidating the mortgaged property while decreasing the Special Servicer's liquidation timeframe and the associated liquidation expenses with the goal of ultimately reducing cumulative losses. The Special Servicer has a default processing in source agreement for contract employees to perform certain routine foreclosure, bankruptcy, and other default related functions under the supervision of the Special Servicer's management personnel.

         For its mortgage loans with escrows, the Special Servicer provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. The Special Servicer conducts the initial and annual escrow analysis functions internally; the Special Servicer monitors escrow activities on an ongoing basis.

         The Special Servicer does not, in general, have custodial responsibility with respect to the Mortgage Loans.

         There have been no material changes to the Special Servicer's servicing policies and procedures during the past three years. During such time, the Special Servicer also has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger, has not failed to make any required advance with respect to any issuance of residential mortgage backed securities and has not disclosed material noncompliance with the servicing criteria applicable to any such securitization.

         The Special Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans consistent with the Pooling and Servicing Agreement and current market standards. Upon receipt of collections on the Mortgage Loans and prior to the deposit of such collections into the segregated collections account established for the related transaction, the Special Servicer deposits such amounts into a joint collection account that includes collections on its entire mortgage loan portfolio. The Special Servicer transfers collections to the appropriate segregated collection account within two business days of determining the proper cash application after receipt of such funds.

         The size and changes in Litton's portfolio of assets for the periods indicated below are as follows:

As of September 30, 2006
                          Number of        Unpaid Principal       % by Unpaid
Type of Servicing           Loans              Balance         Principal Balance

Primary Servicing           282,020        38,812,136,978             69%
Subservicing
  C-BASS                     20,119         2,685,738,717              5%
  Others                     28,594         4,194,887,136              7%
Special Servicing             9,050         1,140,613,181              2%
Interim Servicing            55,186         9,364,943,836             17%

Total Servicing             394,969        56,198,319,848            100%


As of December 31, 2005

                         Number of       Unpaid Principal         % by Unpaid
Type of Servicing          Loans             Balance           Principal Balance

Primary Servicing          243,346       32,911,023,641               76%
Subservicing
  C-BASS                    15,067        2,368,518,628                6%
  Others                    28,466        3,768,687,264                9%
Special Servicing            5,373          683,162,380                2%
Interim Servicing           21,686        3,326,533,188                8%

Total Servicing            313,938       43,057,925,101              100%


As of December 31, 2004

                          Number of      Unpaid Principal        % by Unpaid
Type of Servicing           Loans            Balance          Principal Balance

Primary Servicing           228,153      25,581,625,067              76%
Subservicing
  C-BASS                     13,531       1,705,076,141               5%
  Others                     38,936       5,071,507,869              15%
Special Servicing             4,646         606,342,132               2%
Interim Servicing             5,198         715,697,251               2%

Total Servicing             290,464      33,680,248,459             100%







Item 9.01(d) - Financial Statements and Exhibits.

  Exhibits

  Exhibit Number    Description
    EX 99.1         Special Servicing Agreement dated as of January 2, 2007
                    by and among SunTrust Mortgage, Inc., as Sponsor, Seller and Servicer, Credit-Based Asset Servicing and
                    Securitization LLC ("C-BASS"), as Holder of certain
                    Subordinate Certificates and Litton Loan Servicing LP, an affiliate of the Subordinate Certificateholder, as special servicer.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 SunTrust Alternative Loan Trust 2006-1F
(Issuing Entity)

By:  Wells Fago Bank, N.A. as Master Servicer
By: /s/ Kelly Rentz
By: Kelly Rentz, Officer
Date: January 8, 2007



EXHIBIT INDEX

Exhibit Number        Description
  EX 99.1 Special Servicing Agreement dated as of January 2, 2007 by and among SunTrust Mortgage, Inc., as Sponsor, Seller and Servicer, Credit-Based Asset Servicing and Securitization LLC ("C-BASS"), as Holder of certain Subordinate Certificates and Litton Loan Servicing LP, an affiliate of the Subordinate Certificateholder, as special servicer.






EX 99.1



                                                                     EXECUTION


                          SPECIAL SERVICING AGREEMENT

         This SPECIAL SERVICING AGREEMENT (the "Agreement") is made and entered into as of January 2, 2007, between SunTrust Mortgage, Inc., as Sponsor,
Seller and Servicer (the "Servicer"), Credit-Based Asset Servicing and Securitization LLC ("C-BASS"), as Holder of certain Subordinate Certificates (the "Subordinate Certificateholder") and Litton Loan Servicing LP, an affiliate of the Subordinate Certificateholder, as special servicer (the "Special Servicer").

                              PRELIMINARY STATEMENT

         WHEREAS, the Subordinate Certificateholder is the holder of subordinate or residual interest in certain classes of Mortgage Pass-Through Certificates, Series 2006-1F (the "Series") (each a "Subordinate Certificate").

         WHEREAS, each of the Subordinate Certificates was issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2006, among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the "Depositor"), SUNTRUST MORTGAGE, INC., a Virginia corporation, as seller (in such capacity, the "Sponsor"), and as servicer (in such capacity the "Servicer"), WELLS FARGO BANK N.A. a national banking association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator") and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), as amended by Amendment No. 1 dated as of May 1, 2006 and evidences an ownership interest in a pool of Mortgage Loans.

         WHEREAS, the Servicer is servicer of the Mortgage Loans in the Series and the Mortgage Loans are serviced in accordance with the applicable Pooling and Servicing Agreement.

         WHEREAS, pursuant to Section 4.22 of the Pooling and Servicing Agreement, the Subordinate Certificateholder and the Servicer have agreed that the Servicer will appoint the Special Servicer as special servicer with respect to any Mortgage Loan of the Series that as of the first day of each Fiscal Quarter is delinquent in payment by 90 days or more, or is an REO Property (each a "Distressed Mortgage Loan"), subject to the limitations or exceptions stated herein.

         NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the Servicer, the Subordinate Certificateholder and the Special Servicer hereby agree as follows:




                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 Definitions Incorporated by Reference.

         Capitalized terms used but not otherwise defined in this Agreement shall have the respective meaning ascribed thereto as set forth in the Pooling and Servicing Agreement. If there are any conflicting or inconsistent provisions, terms or definitions between this Agreement and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement will control.

                                   ARTICLE II

                           DELINQUENT MORTGAGE LOANS

         Section 2.01 Reporting of Delinquent Mortgage Loans.

         (a) To the extent and for so long as the Subordinate Certificates of the Series are outstanding and any interest in such Subordinate Certificates is held by the Subordinate Certificateholder, the Servicer, as Servicer of the Mortgage Loans related to the Series, hereby agrees to provide to the Subordinate Certificateholder a report, in tape format, containing the following information within three (3) Business Days after each Distribution Date:

         (1) With respect to the Series, the number and aggregate Principal Balance of the Mortgage Loans delinquent one, two and three months or more, together with the Principal Balance of each Mortgage Loan delinquent, one, two and three months or more;

         (2) With respect to the Series, the (i) number and aggregate Principal Balance of Mortgage Loans with respect to which Commencement of Foreclosure (as hereinafter defined) has occurred, and (ii) the number and aggregate book value (if available) of Mortgaged Properties which have been acquired through foreclosure of the related Mortgage Loans, the acceptance of a deed in lieu of foreclosure or the exercise of other rights respecting the applicable Trustee's security interest in the Mortgage Loans, and with respect to each Mortgage Loan, the (i) unpaid principal balance of each such Mortgage Loan with respect to which Commencement of Foreclosure has occurred, and (ii) the book value (if available) of Mortgaged Property acquired through foreclosure of the related Mortgage Loan, the acceptance of a deed in lieu of foreclosure or exercise of other rights respecting the Trustee's security interest in the related Mortgage Loan; and

         (3) With respect to the Series, the amount of Realized Losses allocable to the Certificates on the related Distribution Date and the cumulative amount of Realized Losses allocated to such Certificates since the Cut-off Date, and with respect to each Mortgage Loan, the amount of Realized Losses attributable to such Mortgage Loan on the related Distribution Date and the cumulative amount of Realized Losses attributable to such Mortgage Loan since the Cut-off Date.

To the extent such information is included in or with the monthly remittance reports provided by the Servicer to the Trustee pursuant to the Pooling and Servicing Agreement, the Servicer may forward such monthly statement to the Subordinate Certificateholder in satisfaction of the foregoing obligations. In addition, the Servicer, shall send to the Subordinate Certificateholder all other written reports, documentation, instruments, certificates and correspondences provided by the Servicer with respect to any Distressed Mortgage Loan.

For purposes of this Agreement, "Commencement of Foreclosure" shall mean the first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclosure, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in
(i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

         (b) If requested by the Subordinate Certificateholder, the Servicer shall make its servicing personnel available to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, in connection with any Mortgage Loan identified in any report or document provided pursuant to clause (a) above; provided, that the Servicer shall only be required to provide information that is reasonably accessible to its servicing personnel (or its subservicers).

         (c) In addition to the information described above, the Servicer shall provide to the Subordinate Certificateholder such information as the Servicer may have in its possession and the Subordinate Certificateholder may reasonably request with respect to Distressed Mortgage Loans. The Subordinate Certificateholder will reimburse the Servicer for any reasonable out-of-pocket expenses incurred by it in providing such information.

         Section 2.02 Review of the Servicer's Procedures.

         The Servicer hereby agrees that the Subordinate Certificateholder shall have the right, at its own expense and during normal business hours, to review any and all of the books, records, or other information of the Servicer which may be relevant to the servicing of the Mortgage Loans, including the Servicer's direct collection, loss mitigation foreclosure and REO management procedures in order to confirm that the procedures used by the Servicer and its subservicers are in accordance with the terms of the Agreement and the applicable Pooling and Servicing Agreement. In order to discuss such books, records or other information, the Servicer shall make personnel available who are knowledgeable about such matters.

         In addition, in order for the Subordinate Certificateholder to monitor its investment in the Subordinate Certificates and the performance of the underlying Mortgage Loans, the Servicer hereby agrees to provide the Subordinate Certificateholder the information, in electronic format mutually acceptable to the Servicer and the Subordinate Certificateholder, set forth on Exhibit C with respect to the Subordinate Certificates and the underlying Mortgage Loans, regardless of delinquency status, on a monthly basis with the information provided as of the month-end cutoff to be received no later than the 10th Business Day of the month following the month to which such information relates.


                                   ARTICLE III

    APPOINTMENT OF SPECIAL SERVICER AND TRANSFER OF DISTRESSED MORTGAGE LOANS

         Section 3.01 Appointment of Litton Loan Servicing LP as Special
Servicer.

         As provided under Section 4.22 of the Pooling and Servicing Agreement, the Servicer hereby appoints Litton Loan Servicing LP as a special servicer and Litton Loan Servicing LP accepts such appointment to service Distressed Mortgage Loans in accordance with the terms of this Agreement and the Pooling and Servicing Agreement.

         Section 3.02 Distressed Mortgage Loans.

         (a) Mortgage Loans of the Series that as of the first day of a Fiscal Quarter are Distressed Mortgage Loans shall be transferred to the Special Servicer for servicing in accordance with the procedures set forth in Exhibit A. The Special Servicer shall service the Distressed Mortgage Loans in accordance with the terms hereof and the Pooling and Servicing Agreement.

                  As provided by Section 4.22 of the Pooling and Servicing Agreement, all reasonable costs and expenses incurred in connection with the transfer of servicing of the Distressed Mortgage Loans to the Special Servicer including, without limitation, the costs and expenses of the Trustee, the Master Servicer or any other Person in appointing a special servicer, or of transferring the servicing files and the other necessary data to the Special Servicer, shall be paid by the Servicer from its own funds without reimbursement. The Servicer shall be responsible for the delivery of all required transfer notices and will send a copy of the transfer notice to the Master Servicer. In addition, the Servicer shall provide or cause the Special Servicer to provide to the Securities Administrator and the Depositor any information or data as may be necessary for the Securities Administrator to prepare and file any Exchange Act Reports as may be required under Regulation AB or otherwise to reflect the appointment of the special servicer.

         (b) As of the Effective Date (as defined in Section 1.A. of Exhibit A) for of each Distressed Mortgage Loan, the Special Servicer shall succeed to, assume and undertake all rights, duties and obligations of the Servicer under the Pooling and Servicing Agreement (including, without limitation, the making of advances, the right to receive the Servicing Fee and retain additional servicing compensation with respect to such Distressed Mortgage Loan and all Exchange Act reporting with respect to such Mortgage Loans) pursuant to and in accordance with the terms of the Pooling and Servicing Agreement. The Special Servicer shall remit collections and provide all loan level information as required in the Pooling and Servicing Agreement to the Master Servicer.

         (c) The Servicer, Master Servicer and Trustee acknowledge that the Special Servicer or an affiliate may receive usual and customary real estate referral fees from real estate brokers in connection with the listing and disposition of REO Property to the extent consistent with Accepted Servicing Practices.

         (d) Once a Mortgage Loan becomes a Distressed Mortgage Loan, such Mortgage Loan shall remain a Distressed Mortgage Loan, and shall continue to be serviced by the Special Servicer, regardless of delinquency status, whether the related Mortgaged Property becomes an REO Property or otherwise, until the earlier of the liquidation or other disposition of such Distressed Mortgage Loan or related REO Property or the termination of this Agreement; provided, however, that if the Servicer exercises its right as Servicer to purchase all of the Mortgage Loans in a Trust Fund pursuant to an optional termination provision under the Pooling and Servicing Agreement, the servicing of any related Distressed Mortgage Loans with respect to which foreclosure proceedings have not been commenced shall be transferred promptly by the Special Servicer in accordance with written instructions from the Servicer. Upon termination of the Trust Fund, if Servicer does not provide transfer instructions and if Special Servicer does not elect to terminate this Agreement, Special Servicer shall continue to service the Mortgage Loans until liquidation or sale, on condition that the Special Servicer will service on an actual/actual basis, and Special Servicer and Servicer will negotiate a new Servicing Fee effective upon termination of the Trust Fund. The Servicer agrees to provide Special Servicer written notice sixty (60) days prior to its purchase of all of the Mortgage Loans in a Trust Fund.

         (e) Notwithstanding any provision herein or in the Pooling and Servicing Agreement to the contrary, the Special Servicer shall (i) in no event be obligated to effect any cure or remedy in connection with a deficiency in the documentation for any Distressed Mortgage Loan to the extent such deficiency existed at the time such Mortgage Loan became a Distressed Mortgage Loan or (ii) have any responsibility for any obligations, duties, or liabilities of the Servicer with respect to the servicing of a Distressed Mortgage Loan that arose prior to the related Effective Date for such Distressed Mortgage Loan, other than those which would customarily be assumed after the Effective Date.

         (f) Notwithstanding the foregoing, and to the extent not prohibited by the Pooling and Servicing Agreement, the Servicer and Special Servicer agree to the Operational Requirements listed on Exhibit B attached hereto and made a part hereof.

         (g) The Special Servicer shall have the right to reject the transfer of any Distressed Mortgage Loan which is the subject of litigation at the time of transfer by written notice to the Servicer and the Master Servicer.

         Section 3.03      Termination of Special Servicer for Default.

         The Master Servicer shall have the right, immediately upon written notice, to terminate the Special Servicer's right and obligation to service all of the Distressed Mortgage Loans hereunder in the event of a Servicer Default as provided under the Pooling and Servicing Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Organizational and Other Related Warranties of the Servicer. (a) The Servicer hereby makes the following representations and warranties to the Subordinate Certificateholder and the Special Servicer:

          (i) Organization and Good Standing. The Servicer is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States, and is in compliance with the laws of each state in which any property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations hereunder and under the Pooling and Servicing Agreement.

          (ii) No Violation. Neither the execution and delivery by Servicer of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by the Servicer with the provisions hereof or of the Pooling and Servicing Agreement, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Servicer, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Servicer, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document (including, without limitation, the Pooling and Servicing Agreement) to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The Servicer is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder or under the Pooling and Servicing Agreements, or the financial condition of the Servicer.

          (iii) Authorization and Enforceability. The execution and delivery by the Servicer of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Servicer with the terms hereof and of the Pooling and Servicing Agreements are within the powers of the Servicer, and have been duly authorized by all necessary action on the
part of the Servicer.   All organizational resolutions and consents necessary
for the Servicer to enter into and consummate all transactions contemplated hereby have been obtained. As provided under Section 4.22 of the Pooling and Servicing Agreement, the Servicer has obtained all necessary confirmations from the applicable Ratings Agencies to this appointment and execution of this Agreement. This Agreement has been duly executed and delivered by the Servicer and constitutes the legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Servicer has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Servicer, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Servicer.

     (iv) Approvals and Permits. The Servicer possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Servicer has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the conduct of the business, operations, financial condition, or income of the Servicer.

     (v) No Litigation or Adverse Conditions. No litigation is pending or, to the best of the Servicer's knowledge, threatened against it, which, if determined adversely to the Servicer would prohibit the Servicer from entering into this Agreement or, in the good faith and reasonable judgment of the Servicer, is likely to materially and adversely affect either its ability to perform its obligations hereunder or under the Pooling and Servicing Agreements or the financial condition of the Servicer. The Servicer has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder or under the Pooling and Servicing Agreements.

     (vi) Fidelity Bond; Errors and Omission Insurance. Each officer, director, employee, consultant and advisor of the Servicer with responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with the coverage required under the related Pooling and Servicing Agreement for it to maintain. Neither the Servicer nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

         (b) Compliance Matters. As of the date of transfer of each Distressed Mortgage Loan to the Special Servicer, the Servicer hereby represents and warrants to the Special Servicer that with respect to each Distressed Mortgage Loan (including REO Properties): any and all requirements of any federal, state or local laws or regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, anti-predatory lending, fair credit reporting, unfair collection practice, equal credit opportunity, fair housing and disclosure laws and regulations, applicable to the solicitation, origination, collection and servicing of such Mortgage Loan have been complied with in all material respects; and any obligations of the holder of the Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; servicing of each Mortgage Loan has been in accordance with prudent mortgage servicing standards, any applicable laws, rules and regulations and in accordance with the terms of the Pooling and Servicing Agreement, Mortgage Notes, Mortgage and other loan documents, whether such origination and servicing was done by Servicer, its affiliates, or any third party which originated the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing; no Distressed Mortgage Loan is a "high-cost loan" or "covered loan" under either the Home Ownership Equity Protection Act or a similar state or local anti-predatory lending law.

  Section 4.02. Organizational and Other Related Warranties of the Special Servicer. The Special Servicer hereby makes the following representations and warranties to the Servicer and the Master Servicer:

     (i) Organization and Good Standing. The Special Servicer is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States, and is in compliance with the laws of each state in which any property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations hereunder.

     (ii) No Violation. Neither the execution and delivery by Special Servicer of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by the Special Servicer with the provisions hereof , will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Special Servicer, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Special Servicer, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which the Special Servicer is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The Special Servicer is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder, or the financial condition of the Special Servicer.

     (iii) Authorization and Enforceability. The execution and delivery by the Special Servicer of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Special Servicer with the terms hereof are within the powers of the Special Servicer, and have been duly authorized by all necessary action on the part of the Special Servicer. All organizational resolutions and consents necessary for the Special Servicer to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by the Special Servicer and constitutes the legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Special Servicer has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Special Servicer, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Special Servicer.

     (iv) Approvals and Permits. The Special Servicer possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and it has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the ability of the Special Servicer to service a Mortgage Loan or the interests of the Certificateholders therein.

     (v) No Litigation or Adverse Conditions. No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against it, which, if determined adversely to the Special Servicer would prohibit the Special Servicer from entering into this Agreement or, in the good faith and reasonable judgment of the Special Servicer, is likely to materially and adversely affect either its ability to perform its obligations hereunder or the financial condition of the Special Servicer. The Special Servicer has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder.

     (vi) Fidelity Bond; Errors and Omission Insurance. Each officer, director, employee, consultant and advisor of the Special Servicer with responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with the coverage required under the Pooling and Servicing Agreement to be maintained by the Servicer. Neither the Special Servicer nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

     (vii) Approved Seller/Servicer. The Special Servicer is approved as a seller/servicer of single-family mortgage loans by the Department of Housing and Urban Development, Fannie Mae and Freddie Mac.

         Section 4.03  Remedies for Breach of Representation and Warranty.


         Upon discovery by any of the Servicer, the Subordinate
Certificateholder, the Master Servicer or the Special Servicer of a breach of any of the representations and warranties contained in Article IV which materially and adversely affects the value of the Distressed Mortgage Loans, the party discovering such breach shall give prompt written notice to the others.

          Each of the parties hereto shall indemnify the others (and, in the case of the Special Servicer, the Master Servicer) and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of such party's representations and warranties contained in Article IV.


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         Section 5.01 Indemnification.

          Each of the Servicer and the Special Servicer (each as such, an Indemnifying Party") shall indemnify the other parties hereto, including the consenting parties, (each as such, an "Indemnified Party") and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (individually and collectively, the "Claims") that such Indemnified Party may sustain in any way related to the failure of the Indemnifying Party to perform its duties in compliance with the terms of this Agreement; provided, that the Servicer and the Subordinate Certificateholder acknowledge and agree that the obligation of the Special Servicer to indemnify for losses arising from or incurred in connection with the servicing of Distressed Mortgage Loans (including REO Property) shall be determined in accordance with the indemnification standards applicable to the Servicer, as Servicer under the Pooling and Servicing Agreement; and provided further, that none of the Servicer, the Subordinate Certificateholder or the Special Servicer or any of the directors, officers, employees or agents of the Servicer, Subordinate Certificateholder or the Special Servicer shall be liable for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; it being understood that this provision shall not protect the Servicer, the Subordinate Certificateholder or the Special Servicer against any material breach of warranties, representations or covenants made herein, or against any specific liability imposed on such party pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

         Section 5.02  Amendment.

         This Agreement may be amended from time to time by written agreement signed by each of the parties hereto.

         Section 5.03 Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

         Section 5.04 Governing Law.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 5.05 Notices.

         All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:


         (a) in the case of the Servicer,

             SunTrust Mortgage, Inc.
             901 Semmes Avenue
             Richmond, VA 23224
             Attention:  Robert G. Partlow
             Copy to: Investor Accounting
             901 Semmes Avenue
             Richmond, VA 23224
             Attention: Annette Holman-Foreman

          or such other address as may hereafter be furnished to the Subordinate Certificateholder and the Special Servicer in writing.

         (c) in the case of the Subordinate Certificateholder,

             Credit-Based Asset Servicing and Securitization LLC
             335 Madison Avenue
             New York, New York 10017
             Attention:   B-Piece Surveillance Department
             Telephone:   (212) 850-7765
             Facsimile:   (212) 850-7760

             or such other address as may hereafter be furnished to the Servicer in writing.


         (d) in the case of the Special Servicer,

             Litton Loan Servicing LP
             4828 Loop Central Drive
             Houston, TX 77081-2226
             Attention:        Contract Management
             Telephone:        (713) 966-8801
             Facsimile:        (713) 960-0539

             or such other address as may hereafter be furnished to the Servicer in writing.

         (e) in the case of the Master Servicer,

             Wells Fargo Bank, N.A.
             9062 Old Annapolis Road
             Columbia, Maryland 21045
             Attention:        Client Manager, STALT 2006-1F
             Telephone:        (410) 884-2000
             Facsimile:        (410-715-2380


         Section 5.06 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 5.08 Successors and Assigns.

         This Agreement may not be assigned or transferred by any party hereto.

         Section 5.09 Article and Section Headings.

         The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 5.10 Confidentiality.

         (a) In connection with the rights and obligations of each of the parties hereunder, each of the Servicer, the Subordinate Certificateholder and the Special Servicer (for the purposes of this Section 5.10(a), a "Disclosing Party") may find it necessary to disclose to the other parties (including its subsidiaries) or its representatives (collectively, a "Receiving Party") certain confidential, non-public or proprietary information relating to the Disclosing Party or its affiliates. "Confidential Information" means any nonpublic information whatever its nature or form, whether obtained orally, by observation, from written materials or otherwise, from any third party or from the Disclosing Party or its directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, a party's "Representatives;") that is obtained by the Receiving Party as a result of or in connection with the performance of its rights or obligations under this Agreement, whether before or after the date hereof, together with all analyses, compilations, forecasts, studies or other documents prepared by a Receiving Party or its Representatives in connection with the performance of its rights or obligations hereunder which contain or reflect any such information. Confidential Information includes, but is not limited to, any non-public information regarding any business or operations plans, strategies, processes, know-how, portfolios, prospects or objectives of the Disclosing Party; structure, products, product development, technology, inventions, discoveries, improvements, specifications, source codes, object code, programming and other documentation, designs, methods, devices, systems, computer software, including due diligence system, loss mitigation software included within RADAR (the Special Servicer's proprietary mortgage servicing software), foreclosure attorney web site, distribution, sales, services, support and marketing plans, practices, or operations of the Disclosing Party; the prices, costs and details of the services of the Disclosing Party; the financial condition, results of operations, financial records and related information of the Disclosing Party; the position of the Disclosing Party and its clients in any portfolio; the performance of any accounts or assets of the Disclosing Party; research and development, operations or plans of the Disclosing Party; clients and client lists (including, without limitation, the identity of clients, names, addresses, contact persons, and the client's business or investment status or needs) of the Disclosing; information received from third parties under confidential conditions; any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Disclosing Party (including, without limitation, financial, investment and trading plans, designs, products and computer aided financial investment and trading systems, software, strategies, programs, formulae, patterns, methods, techniques, processes and system analyses), management organization and related information (including, without limitation, data and other information concerning the compensation and benefits paid to officers, directors and employees of the Disclosing Party); personnel and compensation policies; operation policies and manuals; means of gaining access to the Disclosing Party's computer data systems and related information; or any other non-public financial, commercial, business, technical or other information relating to the Disclosing Party, its clients, subsidiaries or affiliates. The term Confidential Information will not, however, include Confidential Information which (i) is or becomes publicly available other than as a result of a disclosure by a Receiving Party or its Representatives in violation of this Agreement, (ii) becomes available to a Receiving Party on a non-confidential basis after the date hereof from a source (other than a Disclosing Party or its Representatives ), which, to the best knowledge of a Receiving Party after due inquiry, is not prohibited from disclosing such information to the Receiving Party by any obligation of confidentiality to another party hereto, or (iii) is developed or derived by a party hereto without the aid, application or use of Confidential Information. The parties acknowledge that under Regulation AB, the Servicer may be required to file this Agreement with the Securities and Exchange Commission, and that any such filing will be publicly available on the Commission's EDGAR website; accordingly, the contents of this Agreement are not Confidential Information. Such filing shall be within the Servicer's sole discretion.

         (b) Each of the Subordinate Certificateholder and the Special Servicer agrees that all information supplied by or on behalf of the Servicer pursuant to Sections 2.02 or 3.02, including individual account information, is the property of the Servicer and each such party agrees to use such information only for the purposes contemplated by this Agreement and otherwise hold such information confidential and not to disclose such information, except as contemplated hereby or to the extent such information is made publicly available by or on behalf of the Servicer or the relevant Trustee. In addition, each of the parties acknowledge that the Federal "Privacy of Consumer Financial Information" Regulation (12 CFR Part 40), as amended from time to time (the "Privacy Regulation"), issued pursuant to Section 504 of the Gramm-Leach-Bliley Act (15 U.S.C. 6801 et seq.) governs disclosures of nonpublic personal information about consumers. Each of the Subordinate Certificateholder and the Special Servicer hereby agrees that it shall comply with the terms and provisions of the Privacy Regulation, including, without limitation, the provisions regarding the sharing of Nonpublic Personal Information (as defined in the Privacy Regulation) and the safeguarding of such information, in accordance with the FTC Safeguard Regulation 16 CFR Part 314, in so far as such terms and provisions relate to Confidential Information.

         Section 5.11 Publicly Registered Certificates.

         The Subordinate Certificateholder agrees, that without the prior written consent of the Servicer, so long as the Subordinate Certificateholder is a party to this Agreement and a holder of any Subordinate Certificates of a Series, no employee of the Subordinate Certificateholder who has received non-public information with respect to a Series will be involved in the investment decision process in connection with any purchase, sale or trade of any publicly registered Certificates of the same Series.

         Section 5.12 No Partnership.

         Nothing herein shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Special Servicer shall be rendered as an independent contractor and not as an agent for the Servicer.

         Section 5.13  Subordinate Certificates Subject to Repurchase
Arrangements.

         The Servicer hereto acknowledges that the Subordinate Certificateholder is the beneficial owner of certain Subordinate Certificates which are subject to repurchase agreements or other financing arrangements with one or more counterparties (each a "Repo Counterparty"), with such counterparties being the owner of record of such Subordinate Certificates. Notwithstanding such repurchase arrangement or record ownership of such Repo Counterparty, C-Bass will continue to have the rights of the Subordinate Certificateholder under this Agreement with respect to such subject Subordinate Certificates,.

         Section 5.14  Regulation AB Reporting.

         On or before March 15 of each calendar year beginning in 2007, the Special Servicer shall deliver to the Master Servicer, the Depositor and the Security Administrator all reports, servicer compliance statements and attestations as required pursuant to the terms of the Pooling and Servicing Agreement.

         Section 5.15  Third Party Beneficiaries

         The Master Servicer and Trustee are hereby considered to be third party beneficiaries of this Agreement.



(PAGE)


         IN WITNESS WHEREOF, each of the parties hereto has caused its name to be signed hereto by its respective officer thereunto duly authorized, all as of the day and year first above written.


           SUNTRUST MORTGAGE, INC., as Servicer

           By: /s/ Robert G. Partlow
           Name: Robert G. Partlow
           Title: Senior Vice President

           CREDIT-BASED ASSET SERVICING AND
           SECURITIZATION LLC, as Subordinate Certificateholder

           By: /s/ Robert Newman
           Name: Robert Newman
           Title: Senior Vice President

           LITTON LOAN SERVICING LP, as Special Servicer

           By: /s/ Janice McClure
           Name: Janice McClure
           Title: Senior Vice President


         Each of the parties below hereby consents to the terms of this Agreement all as of the day and year first above written.


           HSBC BANK, NATIONAL ASSOCIATION, as Trustee
           By: /s/ Fernando Acebedo
           Name: Fernando Acebedo
           Title: Vice President

           BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor

           By: /s/ Matthew Perkins
           Name: Matthew Perkins
           Title: CEO & President

           WELLS FARGO BANK, N.A., as Master Servicer

           By: /s/ Peter A. Gobell
           Name: Peter A. Gobell
           Title: Vice President


(PAGE)


                                    Exhibit A

                         Servicing Transfer Instructions

I. NOTIFICATION OF LOANS TO TRANSFER

A. On or before the fourth business day of each calendar month preceding the first month of a Fiscal Quarter, the Servicer shall provide the Special Servicer with a list of REO Property and those Mortgage Loans which are 60 days or more delinquent as of such date. The list provided shall include the following information as to each such Delinquent Mortgage Loan: delinquency status, foreclosure status, bankruptcy or other pending litigation relating to such Mortgage Loan, and any material related customer complaints.

         On or before the 14th calendar day of such month, the Special Servicer, shall provide written notice to the Servicer of each such Mortgage Loan and REO Property which may be a Distressed Mortgage Loan. Each Distressed Mortgage Loan shall be transferred by the Servicer to the Special Servicer for servicing effective on the first day of the calendar month immediately following the month of such designation (the "Effective Date") substantially in accordance with Special Servicer's transfer procedures provided in this Exhibit A and as amended from time to time. Notwithstanding the foregoing, to the extent a Distressed Mortgage Loan identified above reinstates to a less than ninety (90) days delinquent in payment status before the first day of a fiscal quarter such Distressed Mortgage Loan shall be deemed a Delinquent Mortgage Loan or a Mortgage Loan, as applicable, and the servicing thereof shall not be transferred to the Special Servicer.
B. The servicing of the Distressed Mortgage Loans shall be transferred to the Special Servicer effective the first day of each Fiscal Quarter. On each Effective Date, the Servicer shall furnish to the Master Servicer a schedule identifying the Distressed Mortgage Loans for which servicing transferred on such date to the Special Servicer.


II. CONVERSION DATA

    Conversion data can be supplied in 3 formats:


    Manual conversion

1. Provide a "master file data record" for each loan (accompanied by a listing of all your code definitions).
2. Provide a trial balance containing all the loans. Provide for both preliminary and final data.
3. Preliminary data should be provided within 24 hours after each servicer acceptance date.
4. Final data should be provided within 24 hours after each servicing transfer date.

    Electronic conversion

5. If it is determined that this type of conversion is advantageous to both parties the format (Microsoft Excel) will be furnished.
6. Preliminary data should be provided within 2 days after each servicer acceptance date.
7.   Final data should be provided within 2 days after servicing transfer date.
8.   A trial balance must be provided for both preliminary and final.

    Tape to Tape conversion

9. If it is determined that this type of conversion is advantageous to both parties the details will be furnished.
10. Preliminary tape should be provided within 24 hours after each servicer acceptance date.
11.  Final data tape should be provided within 24 hours after transfer date.
12.  A trial balance must be provided for both preliminary and final.

III. HOMEOWNER NOTIFICATION

1. The mortgagor notification (good-bye letter) must be mailed at least 15 days prior to the transfer date. A copy of your good-bye letter must be faxed to Donna Davis (fax number 713-561-8248) for approval prior to mailing.

2. Electronic file or hard copies of your mortgagor notification letters should be provided to LLS within 5 days after servicing transfer date.

3.   INFORMATION FOR NOTIFICATION LETTERS

         ------------------------------------------------------------ ----------------------------------------------
         Hours of operation:                                          7:00 am to 7:00 pm (CST)
         ------------------------------------------------------------ ----------------------------------------------
         ------------------------------------------------------------ ----------------------------------------------
         Customer Service Toll Free Number:                           (800) 247-9727
         ------------------------------------------------------------ ----------------------------------------------
         ------------------------------------------------------------ ----------------------------------------------
         Correspondence Address:                                      Litton Loan Servicing, LP
                                                                      4828 Loop Central Drive
                                                                      Houston, Texas 77081
         ------------------------------------------------------------ ----------------------------------------------
         ------------------------------------------------------------ ----------------------------------------------
         Payment Address:                                             Litton Loan Servicing, LP
                                                                      P.O. Box 4387
                                                                      Houston, Texas 77210-4387
         ------------------------------------------------------------ ----------------------------------------------

IV. HAZARD / FLOOD INSURANCE


     The Hazard / Flood insurance policies should be in separate files identified with your loan number.

1. Please request a change to the mortgagee clause as follows:

                  Litton Loan Servicing LP
                  Its Successors or Assigns
                  P.O.  Box 4354
                  Houston, TX  77210-4354

2.  Copies of the mortgagee clause change requests should be provided to LLS.

3. Any unpaid policies, expiration notices, cancellation notices, loans with expired policies should be properly identified, sorted and marked for special handling.

4. Individual loan insurance records showing payee (name and address), due dates, frequency of payment, next due date, last paid date and last paid amount should be provided in electronic format.

5. Provide a list of loans under your "force place coverage" program. Will the coverage on individual loans remain in effect until expiration or be canceled at time of the transfer?

6. Insurance loss drafts should provide all documentation on the current status.


V.  FHA LOANS

1. Provide a listing including the following items on FHA Loans with a monthly premium.

   13. Loan number
   14. FHA case number
   15. Anniversary date
   16. Annual premium
   17. Monthly amount
   18. Total MIP paid to date
   19. Next month the premium is due

2. Provide a listing including the following items on FHA loans that the full premium was paid up front.

   20. Loan number
   21. FHA case number
   22. Insuring date
   23. Amount of prepaid premium

3. Provide a listing of all FHA Uninsured loans.

4. Provide a listing of all FHA 235 loans.

5. Provide your HUD ID#.

6. HUD Form 92080 should be completed with our HUD mortgagee number (72313) and mailed to LLS for signing and forwarding to HUD. Remember, HUD requires notification by tape if more than 15 loans are transferring.

VI.  CONVENTIONAL LOANS

2. Provide the individual loan PMI certificates

3. Provide copies of the notification to the PMI companies requesting a change of servicer to LLS.

4. Listing of all loans with PMI to include:

   24. Loan number
   25. PMI company
   26. PMI certificate number
   27. Next due date
   28. Last amount paid
   29. Percentage of Coverage

5. Homeowner Protection Act of 1998.

    Loans originated after July 29, 1999: Provide copies of original disclosure notice produced at origination of loan.

    Loans originated prior to July 29, 1999: Provide the annual disclosure notices supplied to borrowers.

6. Listing of loans that have Pool Insurance. If loan has Pool Insurance supply name, address and phone number of insurance agency.

7.  Listing of loans that have Pool Insurance and private mortgage insurance.


VII.              REAL ESTATE TAXES

1. Individual loan tax records showing payee (name and address), due dates, frequency of payment, next due date, last paid date and last paid amount along with tax contract numbers and vendor information should be provided in electronic format.

2. Provide copies of any tax service contracts along with the request for a change of servicer to LLS under the following vendor numbers (Transamerica-2489, First American-56353, Lereta-65000, Fidelity-2059). We also have tax contracts with other tax services, which you can contact us for more information.

3. All property taxes due and payable should be paid prior to the transfer date.

4. Provide a listing of any loans with delinquent taxes containing the pertinent information as of the transfer date.


VIII.  OPTIONAL INSURANCE

1. Only prepaid optional insurance should be provided to LLS.


   All prepaid optional insurance should include the following information.

   30.  Loan number
   31.  Insurance company
   32.  Type of coverage
   33.  Policy Number
   34.  Coverage Amount
   35.  Policy Effective Date
   36.  Premium Amount
   37.  Expiration Date

2. Copies of the master and/or individual policies for the insurance coverage.

3. Copies of the notification sent to the insurance companies.


IX.  INVESTOR REPORTS

1. Copy of the final remittance report to the investor including a trial balance as of cut-off date.

2. Provide a list of all simple interest loans.

3. Provide a list of all loans currently on ACH Draft. The borrower to be notified that their ACH Draft will be discontinued in your good bye letter.


X. CORPORATE ADVANCES

1. Provide list of all loans with corporate advances.

2. Back-up documentation must be supplied for any loan with a corporate advance. The documentation must balance to the advance amount and must be furnished in an electronic format (excel).

3. Back-up documentation must be received at the time of transfer.


XI. MERS DATA

1. All MERS loans must be moved to correct ORG ID to coincide with transfer.

2. The batch number must be supplied to Litton.

3. The MIN number must be supplied for each loan transferred on MERS.


XII. PAYOFFS

1. Provide a list of loans that have prepayment penalty provisions in the mortgage.

2. Loan level prepayment penalty information must be provided on any loan with a prepayment penalty. This information should be provided in an electronic file or hard copy.

3. Unprocessed payoff funds should be accompanied by a copy of the payoff quotation.

4. Information should be furnished on any pending payoff or assumption.

5. Information on any incomplete partial release should be provided.


XIII. ADJUSTABLE RATE MORTGAGES / GPM / BUYDOWNS / BALLOONS/ INTEREST ONLY MORTGAGES

1. Provide individual loan historical rate and P&I changes.

2. ARM provisions for each loan within the portfolio

3. Provide list of ARM Plans and indexed definitions.

4. Provide a list of loans that are step rate and/or GPM mortgages with status of account.

5. Provide a list of loans that are buydowns with status of account.

6. Provide a list of balloon loans, their maturity dates, amortization term and if they have a convertible option. If a loan has reached its maturity date prior to conversion furnish the current status.

7. Provide a list of loans that are Soldiers and Sailors and copies of their orders.

8. Provide a list of loans that are Interest Only with the expiration date of the interest only period.


XIV. FORECLOSURES

1. A list of contact people for the Foreclosure, Claims and Bankruptcy area needs to be provided to Litton.

2. A listing of loans in foreclosure, sorted by state, including status report on each loan showing the current stages of the foreclosure, the foreclosure referral date and who is holding the original documents. Alltel users please provide For1, For 2 and For3 screens or Foreclosure (Service Release report). Preliminary report should be provided within 3 days after each servicer acceptance date and a final report at the time of the transfer.

3. Name and address listing of foreclosure attorneys/ Preliminary report should be provided within 3 days after each servicer acceptance date.

4. Listing of any loans pending a Refunding to the Va., HUD Assignment, approved Dil, Presale or Partial Claim/ Preliminary report should be provided within 3 days after each servicer acceptance date and a final report at the time of the transfer.

5. Listing of any loan currently in litigation and a report to be provided at time of transfer.

6. Listing of loans with escrow advances due to delinquency, include breakdown with bills and ledgers attached and reconciled (90, 60, 30) / Report to be provided at time of transfer.

7. Report of delinquent loans 90 days or older that are not active in foreclosure and or bankruptcy; list date of breach letter and provide copies of breach letter for our file.

8. Vendor invoices to be paid up to the transfer date.

9. Report of any loans on a stipulation or payment agreement and a copy of the agreement to be included in the file.

10. The name of the beneficiary they are using for foreclosures.

11. Files for foreclosures, bankruptcies, claims, breached loans, repayment plans and active loss mitigation accounts must be sorted and identified separately by marking the front of the file or boxing separately.

12. Trailing correspondence should be sent weekly with the exception of checks or money orders which should be forwarded daily.

13. Foreclosure files should be sent to the following address:

              Litton Loan Servicing LP
              ATTN: CARLETTA LOTT
              4828 Loop Central Drive
              Houston, Texas  77081


XV.  BANKRUPTCY

1. Preliminary listing of loans active in bankruptcy, sorted by state, including the following information. (a) Type of Chapter filed (b) Date Bankruptcy filed (c) Case Number. Alltel users please provide BNK1 or Bankruptcy Service Release report. This report should be forwarded within 3 days after deal closing and a final provided on the transfer date.

2. Listing showing names and address of the debtor's attorney, Seller's attorney and Bankruptcy Trustee. A preliminary report should be provided within 3 days after each servicer acceptance date and a final provided on the date of the transfer.

3.  Listing of pending relief of stays.

4. Loan level listing of all loans with agreed orders or stipulation agreements with the current status on each of the cases.

5. Listing of loans with escrow advances due to bankruptcy. Include breakdown with bill and ledgers attached and reconciled (90, 60, 30 days).

6.  Copies of letters to bankruptcy attorney advising of the transfer.

7.  List of any cramdowns.

8.  Files should be sorted and clearly marked for special handling.

9. Files should have the status shown on the front of each file and status screen prints included in each file.

10. Provide a status report that includes attorney's name and phone number, chapter, case number, BK billing date, POC date, prepetition due date, post petition due date and motion status if filed as of the transfer date.

11. Bankruptcy files should be sent to the following address:

              Litton Loan Servicing LP
              ATTN:  CARLETTA LOTT
              4828 Loop Central Drive
              Houston, Texas  77081


XVI.  LOSS MITIGATION

1.  Short Sale

   38. Recent Property Valuation
   39. Sales Contract
   40. HUD-1 Settlement Statement, estimated
   41. Realtor/Broker contact information
   42. Borrower financials
   43. Borrower hardship letter
   44. Approval letter (if approved and not closed prior to servicing transfer)

2. Modification: A preliminary report should be provided within 3 days after each servicer acceptance date and the final at servicing transfer date.

   45.
   46. Recent Property Valuation
   47. Title Search
   48. Modification Agreement or terms of Modification
   49. Document/Title co. contact information
   50. Borrower financials
   51. Borrower hardship letter
   52. Identification of any funds collected in conjunction with modification.

3. Deed-in-Lieu of Foreclosure

   53. Recent Property Valuation
   54. Title Search
   55. D-I-L Agreement
   56. Document/Title co. contact information
   57. Borrower financials
   58. Borrower hardship letter

4. Partial-Claims

   59. Borrower financials
   60. Borrower hardship letter
   61. HUD Insurance Certificate
   62. Identify prior partial claim filings if applicable

5. OTHER

   1. Provide current year's loan history to the transfer date plus the four prior calendar year's loan histories accompanied by an explanation of your transaction codes. History should be provided in an electronic file or hard copy. A preliminary report should be forwarded within 3 days after each servicer acceptance date and the final within 2 days after servicing transfer date.

   2. Provide copies of the last two-escrow analysis with an explanation of your analysis method (cushion, etc.).

   3. Provide the currently active collection records and pertinent information on delinquent loans along with FICO scores, BPO values, extension data and payment plan data. A preliminary report should be forwarded within 3 days after each servicer acceptance date and the final at servicing transfer date. This information should be provided in an electronic file or hard copy.

   4. Your check for the escrow balances matching the cut-off trial balance.

   5. Your check for any unapplied funds and an indication as to how each unapplied payment should be applied.

   6. Listing of the first lien holder (containing company, address and loan number), if the loan being transferred is a second lien.

   7. Loan payments and/or payoff funds received after the cut-off should be endorsed to Litton Loan Servicing LP and forwarded by overnight service to the following address within twenty-four hours, properly identified with your loan number.


              Litton Loan Servicing LP
              Attn:  Cashiering Department
              4828 Loop Central Drive
              Houston, TX 77081

8. Please ship the entire loan file (hard, microfiche or imaged) and all documents to LLS to be received by the transfer date. Provide electronic inventory ledger with servicing files to identify loans within each box. Any information such as preliminary trial balances, master file data records, default information, previous year's ledger histories, etc. should be furnished as early as possible prior to the transfer date. Any file sent to LLS that we will not be servicing will be returned via uninsured regular mail unless LLS is supplied with shipping instructions and method of payment.


               All servicing files should be sent to:

               Litton Loan Servicing LP
               Attn: Records Management Department
               4828 Loop Central Drive
               Houston, TX 77081

9. All reports such as trial balances, master file data records, default information, histories, etc. should be sent to :


                Litton Loan Servicing LP
                Attn: Tom Hruska
                4828 Loop Central Drive
                Houston, TX  77081

Remember it is your responsibility to furnish all required IRS reporting statements on these loans for the current year up to the transfer date both to the mortgagors and to the appropriate government agencies.

Your cooperation in expediting this transfer is appreciated. Should you or any member of your staff have any questions concerning this transfer, please feel free to call me or the appropriate individual listed below at 1-800-247-9727.



--------------------------------------- ---------------------------- -----------
Contact                                 Department                   Extension
--------------------------------------- ---------------------------- -----------
--------------------------------------- ---------------------------- -----------
Helen Sanders                           ARM's                        8967
hsanders@litton.c-bass.com
--------------------------------------- ---------------------------- -----------
--------------------------------------- ---------------------------- -----------
Lynn Lindsey
lynn.lindsey@litton.c-bass.com          Cashiering                   8921
--------------------------------------- ---------------------------- -----------
--------------------------------------- ---------------------------- -----------
Tom Hruska
thruska@litton.c-bass.com               Conversion Manager           8928
--------------------------------------- ---------------------------- -----------
--------------------------------------- ---------------------------- -----------
Carletta Lott
clott@litton.c-bass.com                 Foreclosure/Bankruptcy       8723
--------------------------------------- ---------------------------- -----------
--------------------------------------- ---------------------------- -----------
Cheryl Fielder
cfielder@litton.c-bass.com              Insurance                    8868
--------------------------------------- ---------------------------- -----------
--------------------------------------- ---------------------------- -----------
Yolanda Omeara
yomeara@litton.c-bass.com               Investor Accounting          8929
--------------------------------------- ---------------------------- -----------
--------------------------------------- ---------------------------- -----------
Debbie Thayer
Debbie.thayer@litton.c-bass.com         Payoffs                      8880
--------------------------------------- ---------------------------- -----------
--------------------------------------- ---------------------------- -----------
Janice McClure
jmcclure@litton.c-bass.com              Senior Vice President        8801
--------------------------------------- ---------------------------- -----------
--------------------------------------- ---------------------------- -----------
Bob Tompkins
btompkin@litton.c-bass.com              Servicing Manager            8959
--------------------------------------- ---------------------------- -----------
--------------------------------------- ---------------------------- -----------
Kathy Nelson
knelson@litton.c-bass.com               Tax                          8881
--------------------------------------- ---------------------------- -----------



(PAGE)


                                    Exhibit B

                            OPERATIONAL REQUIREMENTS


1.) Loan Transfer/Prior Month Report to Trust. The Servicer shall provide the
    Special Servicer a copy of the previous month's report to the Master
    Servicer.
2.) Servicing Fee. The Special Servicer shall net its servicing fee on all collections remitted to the Master Servicer. Any monthly fee paid to the Special Servicer shall not exceed one-twelth of the product of (a) the Minimum Servicing Fee Rate and (b) the Scheduled Principal Balance of such Distressed Mortgage Loan.
3.) Loan Transfer Wire and Advance Reconciliation. Within five (5) Business Days of the Special Servicer's receipt of the computer records required pursuant to Section 2.01, the Special Servicer shall remit to the Servicer, by wire transfer of immediately available funds, an amount equal to the sum of the P&I Advances outstanding as of the Transfer Date, and the aggregate amount of Servicing Advances and escrow advances, net of any positive escrows. The Special Servicer and Servicer shall, within fifteen (15) Business Days following the Transfer Date, make such further monetary adjustments between them as shall be necessary to ensure the proper payment of the advance amount by the Special Servicer to the Servicer.
4.) Servicing Advance Reconciliation. The Servicer shall provide the Special
    Servicer customary documentation (electronic format or invoice with amount, type, and reason for advance) on all such Servicing Advances as described above. The Special Servicer shall then reimburse any such reimbursable advances to the Servicer within five (5) business days of the Servicer's presentation of such supporting documentation to the Special Servicer; provided that, the Special Servicer shall not reimburse the Servicer for items such as demand letter fees, interest on advances, and any other similar fees.
5.) Life of Loan Tax Contract. The Servicer agrees to transfer life of loan tax contracts to the Special Servicer; provided that, the tax service contracts are transferred to the Special Servicer at no cost. For Mortgage Loans without tax service contracts, the Special Servicer may deduct from its remittance to the Servicer described in paragraph 3 above $50 per Mortgage Loan to purchase such tax service contracts.
6.) Flood Certificates. The Servicer agrees to transfer flood certificates to the Special Servicer, provided that the flood certificates are transferred to the Special Servicer at no cost. For Mortgage Loans without a flood certificate, the Special Servicer may deduct from its remittance to the Servicer described in paragraph 3 above $35 per Mortgage Loan to purchase such flood certificate.
7.) Rebatable Points and Fees. In the event a loan pays in full and rebatable points and fees are due the Mortgagor, the Servicer shall reimburse the Special Servicer within thirty (30) days of receipt of the notice provided to the Servicer.


(PAGE)


                                    EXHIBIT C

                             Loan Level Information

Note: This reporting is in addition to those reports and data required to board the loans.



        Deal Reporting
------------------------------------------------------------------
 Static Fields - One time File    Dynamic Fields - Monthly File
-------------------------------- ---------------------------------
loan_number                      loan_number
-------------------------------- ---------------------------------
arm_flag                         bk_chapter
-------------------------------- ---------------------------------
coltv                            bk_filing_date
-------------------------------- ---------------------------------
deal_name                        bk_stage
-------------------------------- ---------------------------------
fico                             bpo_ltv
-------------------------------- ---------------------------------
fst_pmt_date                     caltv
-------------------------------- ---------------------------------
lien_position                    closed_flag
-------------------------------- ---------------------------------
loan_purpose                     corp_advances
-------------------------------- ---------------------------------
loan_type                        current_pandi
-------------------------------- ---------------------------------
maturity                         current_rate
-------------------------------- ---------------------------------
orig_appraisal_value             due_date
-------------------------------- ---------------------------------
orig_bal                         curr_fico
-------------------------------- ---------------------------------
orig_date                        ins_proceeds
-------------------------------- ---------------------------------
orig_occupancy_status            latest_bpo
-------------------------------- ---------------------------------
orig_pi                          latest_bpo_date
-------------------------------- ---------------------------------
orig_rate                        liq_cash
-------------------------------- ---------------------------------
orig_sale_value                  liq_date
-------------------------------- ---------------------------------
orig_term                        liq_upba
-------------------------------- ---------------------------------
pmi_level                        liq_upbs
-------------------------------- ---------------------------------
prepmt_penalty_flag              month_end
-------------------------------- ---------------------------------
prepmt_penalty_term              pandi_actual_1
-------------------------------- ---------------------------------
property_state                   past_due_pi
-------------------------------- ---------------------------------
investor loan number             post_bk_performance
-------------------------------- ---------------------------------
property address                 prepmt_penalty_paid
-------------------------------- ---------------------------------
property zip                     realized_loss
-------------------------------- ---------------------------------
                                 reo_current_list_price
------------------------------------------------------------------
                                 reo_list_date
-------------------------------- ---------------------------------
                                 reo_proj_closing
-------------------------------- ---------------------------------
                                 senior_bal
-------------------------------- ---------------------------------
                                 servicing_start_date
-------------------------------- ---------------------------------
                                 ti_advances
-------------------------------- ---------------------------------
                                 total_debt
-------------------------------- ---------------------------------
                                 trustee_delinquency
-------------------------------- ---------------------------------
                                 trustee_status
-------------------------------- ---------------------------------
                                 upba
-------------------------------- ---------------------------------
                                 upbs
-------------------------------- ---------------------------------
                                 occupancy status
------------------------------------------------------------------
                                 property condition
------------------------------------------------------------------
                                 last pmt received
------------------------------------------------------------------
                                 loss mitigation flag
------------------------------------------------------------------
                                 loss mitigation type
------------------------------------------------------------------
                                 fc sale date
------------------------------------------------------------------
                                 reo status
------------------------------------------------------------------
                                 eviction date
------------------------------------------------------------------
                                 reo_close_date
------------------------------------------------------------------
                                 reo_sale_amount
------------------------------------------------------------------